BUSINESS FIRST BANCSHARES

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, Eastern Time, on April 13, 2020.

Online
Go to **www.envisionreports.com/BFST** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BFST

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2020 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A PROPOSALS — OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF PROPOSALS 1 AND 2.

	For	Against	Abstain
1. **MERGER PROPOSAL.** To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated January 22, 2020, by and between Business First Bancshares, Inc. ("Business First") and Pedestal Bancshares, Inc. ("Pedestal"), pursuant to which Pedestal will merge with and into Business First, with Business First surviving the merger, and Business First will issue its common stock as merger consideration, on the terms and subject to the conditions contained therein, and the transactions described therein.	☐	☐	☐
2. **ADJOURNMENT PROPOSAL.** To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BFST

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Business First Bancshares, Inc.

Notice of 2020 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — April 14, 2020

David R. Melville, III and Gregory Robertson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Business First Bancshares, Inc. to be held on April 14, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.